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                                  EXHIBIT 99.1

      Valley Forge Corporation Amended and Restated 1987 Stock Option Plan
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                            VALLEY FORGE CORPORATION

                              AMENDED AND RESTATED

                             1987 STOCK OPTION PLAN

                              Adopted May 29, 1987

                     Amended and Restated November 23, 1987

                       Amended and Restated May 15, 1992

                       Amended and Restated June 12, 1996

                  1.       PURPOSE

                           (a) The purpose of the Valley Forge Corporation
Amended and Restated 1987 Stock Option Plan (the "Plan") is to strengthen Valley Forge Corporation (the "Company") and its subsidiaries by providing to participating employees (the "Employees"), employee directors (the "Employee Directors"), non-employee directors (the "Non-Employee Directors") and consultants (the "Consultants") added incentives for high levels of performance and to encourage stock ownership in the Company. The Plan seeks to accomplish these goals by providing a means whereby the Employees, Employee Directors, Non-Employee Directors and Consultants of the Company and its subsidiaries may be given an opportunity to purchase, by way of option, Common Stock of the Company.

                           (b) The word "subsidiary" as used in the Plan means
any subsidiary corporation of the Company, as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code").

                           (c) The Company, by means of the Plan, seeks to
secure and retain the services of such Employees, Employee Directors, Non-Employee Directors and Consultants of the Company or any of its subsidiaries, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its subsidiaries.

                           (d) The Company intends that the options issued under
the Plan shall, in the discretion of the Board of Directors of the Company (the "Board") or any committee to which responsibility for administration of the Plan has been delegated pursuant to subparagraph 2(d), be either "incentive stock options" as that term is used in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor thereto ("incentive stock options"), or options which do not qualify as incentive stock options ("nonqualified stock

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options"). All options shall be separately designated as incentive stock options or nonqualified stock options at the time of grant, and a separate certificate or certificates shall be issued for shares purchased on the exercise of each type of option.

                  2.       ADMINISTRATION

                           (a) The Plan shall be administered by the Board
unless and until the Board delegates administration to a committee (the "Committee"), as provided in subparagraph 2(d). Board action shall be taken pursuant to a majority vote or the unanimous written consent of its members.

                           (b) The Board shall have the power, subject to, and
within the limitations of, the express provisions of the Plan and the Code:

                                       (i) To determine from time to time
which of the persons eligible under the Plan shall be granted an option; when and how the option shall be granted; whether the option will be an incentive stock option or a nonqualified stock option; the provisions of each option granted (which need not be identical), including, without limitation, the time or times during the term of each option within which all or portions of such option may be exercised; the duration of and purposes of leaves of absence which may be granted to participants without constituting a termination of their employment for purposes of the Plan; and the number of shares for which an option shall be granted to each such person.

                                       (ii) To determine any conditions or
restrictions imposed on Common Stock acquired pursuant to the exercise of an option (including, but not limited to, repurchase rights, forfeiture restrictions and restrictions on transferability).

                                       (iii) To construe and interpret the Plan
and the options granted under it, to construe and interpret any conditions or restrictions imposed on Common Stock acquired pursuant to the exercise of an option, to define the terms used herein and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any option agreement in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

                                       (iv) At any time and from time to time,
with the consent of the affected optionee or optionees, to modify any or all outstanding options granted under the Plan and to cancel any or all such options and to grant in substitution therefor new options under the Plan covering the same or different number of shares of Common Stock at an option price per share in all events not less than the fair market value on the new grant date.

                                       (v) To amend the Plan as provided in
paragraph 11.

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                                       (vi) To accelerate the time during which
an option may be exercised, notwithstanding the provisions in the option stating the time during which it may be exercised.

                                       (vii) Generally, to exercise such powers
and to perform such acts as it deems necessary or expedient to promote the best interests of the Company.

                           (c) The Board shall use its best efforts to cause the
Plan to comply with the provisions of Rule 16b-3 promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), as in effect from time to time, to the extent applicable to the Plan.

                           (d) The Board may delegate administration of the Plan
to a Committee composed of not fewer than two (2) members of the Board. All of the members of the Committee shall be "disinterested persons" as provided in Rule 16b-3(c)(2)(i) promulgated pursuant to the 1934 Act. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board as set forth in the Plan, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Any action of the Committee with respect to administration of the Plan shall be taken pursuant to a majority vote or to the unanimous written consent of its members. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

                           (e) The determinations of the Board or the Committee
on matters referred to in the Plan shall be final and conclusive.

                  3.       SHARES SUBJECT TO THE PLAN

                           Subject to the provisions of paragraph 9 relating to
adjustments upon changes in Common Stock, the Common Stock that may be offered pursuant to options granted under the Plan shall not exceed the aggregate of 750,000 shares of the Company's Common Stock. If any option granted under the Plan shall for any reason expire, be cancelled or otherwise terminate without having been exercised in full, the Common Stock not purchased under such option shall again become available for the Plan.

                  4.       ELIGIBILITY

                           (a) All Employees and Employee Directors of the
Company or its subsidiaries shall be eligible to receive incentive stock options. Non-Employee Directors and Consultants of the Company or its subsidiaries shall not be eligible to receive incentive stock options.

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                           (b) All Employees, Employee Directors, Non-Employee
Directors and Consultants of the Company or its subsidiaries shall be eligible to receive nonqualified stock options.

                           (c) The Company may issue incentive stock options
provided that the aggregate fair market value (determined at the time the incentive stock option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by the optionee during any calendar year (under all incentive stock option plans of the Company and its subsidiaries) shall not exceed One Hundred Thousand Dollars ($100,000). Should it be determined that any incentive stock option granted pursuant to the Plan exceeds such maximum, such incentive stock option shall be considered to be a nonqualified stock option and not to qualify for treatment as an incentive stock option under Section 422 of the Code to the extent, but only to the extent, of such excess.

                  5.       OPTION PROVISIONS

                           Each option shall be in such form and shall contain
such terms and conditions as the Board or the Committee shall deem appropriate. The provisions of separate options need not be identical, but each option shall include (through incorporation of the provisions hereof by reference in the option or otherwise) the substance of each of the following provisions:

                           (a) Each option granted and all rights or obligations
thereunder by its terms shall expire on such date as the Board or the Committee may determine as set forth in such stock option agreement, but not later than ten (10) years from the date the option was granted and shall be subject to earlier termination as provided elsewhere in the Plan. For purposes of the Plan, the date of grant of an option shall be the date on which the Board or the Committee (as the case may be) takes final action approving the award of the option, notwithstanding the date the optionee accepts the option, the date of execution of the option agreement or any other date with respect to such option.

                           (b) The exercise price of each option shall be
determined by the Board or the Committee and shall be not less than one hundred percent (100%) of the fair market value of the Common Stock subject to the option on the date the option is granted. The fair market value of such Common Stock shall be determined by the Board or the Committee in accordance with any reasonable valuation method, including the valuation method described in Treasury Regulation Section 20.2031-2.

                           (c) The purchase price of Common Stock acquired
pursuant to an option shall be paid at the time the option is exercised, as specified in the option, either: (i) in cash or check payable to the order of the Company in an amount equal to the option price for the shares being purchased or (ii) at the discretion of the Board or the Committee, (A) in whole shares of Common Stock of the Company owned by the optionee having a fair market value on the exercise

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date (determined by the Board or the Committee in accordance with any reasonable valuation method including the valuation method described in Treasury Regulation
Section 20.2031-2) equal to the option price for the shares being purchased, (B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other Common Stock of the Company) with the person to whom the option is granted or to whom the option is transferred pursuant to paragraph 5(d) below, or (C) a combination of Common Stock, cash or check or deferred payment arrangement equal in the aggregate to the option price for the shares being purchased. Payments of Common Stock shall be made by delivery of stock certificates properly endorsed for transfer in negotiable form. If other than the optionee, the person or persons exercising the option shall be required to furnish the Company appropriate documentation that such person or persons have the full legal right and power to exercise the option on behalf of and for the optionee.

                           (d) An option by its terms may only be transferred by
will or by the laws of descent and distribution upon the death of the optionee, shall not be transferable during the optionee's lifetime, and shall be exercisable during the lifetime of the person to whom the option is granted only by such person.

                           (e) Except as provided in paragraph 10, each option
shall be exercisable in such installments, which need not be equal, and upon such contingencies as the Board or the Committee shall determine. The Board or the Committee may determine, in its discretion at the time the option is granted, that during each of such installment periods the option may be exercised with respect to some or all of the shares allotted to that period, or with respect to some or all of the shares allotted to any prior period as to which the option was not fully exercised. The option may also provide that during the remainder of the term of the option (if its term extends beyond the end of the installment periods), the option may be exercised from time to time with respect to any shares then remaining subject to the option. The provisions of this subparagraph 5(e) are subject to any option provisions governing the minimum number of shares as to which an option may be exercised.

                           (f) The Company may require any optionee, or any
person to whom an option is transferred under subparagraph 5(d), as a condition of exercising any such option, to give written assurances satisfactory to the Company stating that such person is acquiring the Common Stock subject to the option for such person's own account and not with any present intention of selling or otherwise distributing the stock. The requirement of providing written assurances, and any assurances given pursuant to the requirement, shall be inoperative if (i) the shares to be issued upon the exercise of the option have been registered under a then currently effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) a determination is made by counsel for the Company that such written assurances are not required in the circumstances under the then applicable federal or state securities laws.

                           (g) If an Employee or Employee Director optionee
ceases to be employed by the Company or its subsidiaries or a Non-Employee Director or Consultant optionee

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ceases to serve as a director or consultant of the Company or its subsidiaries, respectively, then such optionee's option shall terminate three (3) months thereafter, and during such three month period, such option shall be exercisable only as to those shares with respect to which installments, if any, had accrued as of the date on which the optionee ceased to be employed by the Company or its subsidiaries or ceased to serve as a director or consultant of the Company or its subsidiaries, as the case may be, unless:

                                  (i) Such termination is due to such person's
permanent and total disability, within the meaning of Section 22(e)(3) of the Code, in which case the stock option agreement may, but need not, provide that it may be exercised at any time within one (1) year following such termination of employment or cessation of directorship or consulting agreement, as the case may be, and provided further that if such optionee dies during such specified period following such termination of employment or cessation of directorship or consulting agreement, then the stock option agreement may, but need not, provide that such option may be exercised at any specified time up to one (1) year following the death of the optionee by the person or persons to whom the optionee's rights under such option pass by will or by the laws of descent and distribution, but only to the extent that the optionee was entitled to exercise such option immediately prior to the termination of the optionee's employment or cessation of the optionee's directorship or consulting agreement, as the case may be;

                                  (ii) The optionee dies while in the employ of
the Company or its subsidiaries or while serving as a director or consultant of the Company or its subsidiaries (which shall constitute termination of employment or cessation of directorship or consulting agreement), or within not more than three (3) months after termination of such employment or cessation of directorship or consulting agreement, in which case the option may, but need not, provide that it may be exercised at any time within one (1) year following the death of the optionee by the person or persons to whom the optionee's rights under such option pass by will or by the laws of descent and distribution, but only to the extent that the optionee was entitled to exercise such option immediately prior to the termination of the optionee's employment or cessation of the optionee's directorship or consulting agreement;

                                  (iii) The option by its terms specifies either
(A) that it shall terminate sooner than three (3) months after termination of the optionee's employment or cessation of the optionee's directorship or consulting agreement, or (B) that in the case of nonqualified stock options it may be exercised more than three (3) months after termination of the optionee's employment or cessation of the optionee's directorship or consulting agreement, but only to the extent that the optionee was entitled to exercise such option immediately prior to the termination of the optionee's employment or cessation of the optionee's directorship or consulting agreement;

                                  (iv) The Employee or Employee Director
optionee's employment, or the Consultant optionee's consulting agreement, is terminated for cause, whereupon the option terminates immediately unless such termination is waived by the Board or the Committee. Termination for cause shall include termination for malfeasance or gross misfeasance in the

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performance of duties, or conviction of illegal activity in connection therewith, conviction for a felony or any conduct detrimental to the interests of the Company or any of its subsidiaries, and the determination of the Board or the Committee with respect thereto shall be final and conclusive; or

                                  (v) The Employee Director or Non-Employee
Director optionee is removed from the Board of Directors of the Company or any of its subsidiaries for cause, whereupon the option terminates immediately on the date of such removal. Removal for cause shall include removal of a director who has been declared of unsound mind by an order of court or convicted of a felony.

                  This subparagraph 5(g) shall not be construed to extend the term of any option or to permit anyone to exercise the option after expiration of its term, nor shall it be construed to increase the number of shares as to which any option is exercisable from the amount exercisable on the date of termination of the optionee's employment.

                                  (h) Options may be exercised by ten (10) days
written notice delivered to the Company stating the number of shares with respect to which the option is being exercised together with payment for such shares. Not less than ten (10) shares may be purchased at any one time unless the number purchased is the total number of shares which may be purchased under the option.

                                  (i) Any option granted hereunder shall provide
as determined by the Board or the Committee for appropriate arrangements for the satisfaction by the Company or its subsidiaries and the optionee of all federal, state, local or other income, excise or employment taxes or tax withholding requirements applicable to the exercise of the option or the later disposition of the shares of stock thereby acquired. Such arrangements shall include, without limitation, the right of the Company or any subsidiary thereof to deduct or withhold in the form of cash or, if permitted by law, shares of stock from any transfer or payment to an optionee or, if permitted by law, to receive transfers of shares of stock or other property from the optionee, in such amount or amounts deemed required or appropriate by the Board or the Committee in its discretion. Any shares of Common Stock issued pursuant to the exercise of an option and transferred by the optionee to the Company for purposes of satisfying any withholding obligation shall not again be available for purposes of the Plan.

                  6.       COVENANTS OF THE COMPANY

                           (a) During the terms of the options granted under the
Plan, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such options.

                           (b) The Company shall seek to obtain from each
regulatory commission or agency having jurisdiction over the Plan or the Company such authority as may be required to

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issue and sell shares of Common Stock upon exercise of the options granted under the Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any option granted under the Plan or any Common Stock issued or issuable pursuant to any such option or grant. If the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such options unless and until such authority is obtained.

                           (c) The Company shall indemnify and hold harmless the
members of the Board and the Committee in any action brought against any member in connection with the administration of the Plan to the maximum extent permitted by then applicable law, except in the case of willful misconduct or gross misfeasance by such member in connection with the Plan and its administration.

                  7.       USE OF PROCEEDS FROM COMMON STOCK

                           Proceeds from the sale of Common Stock pursuant to
options granted under the Plan shall constitute general funds of the Company.

                  8.       MISCELLANEOUS

                           (a) Neither an optionee nor any person to whom an
option is transferred under subparagraph 5(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such option unless and until such person has satisfied all requirements for exercise of the option pursuant to its terms.

                           (b) Nothing contained in the Plan, or in any option
granted pursuant to the Plan, shall obligate the Company or any of its subsidiaries to employ any employee for any period or interfere in any way with the right of the Company or any of its subsidiaries to reduce the compensation of any employee.

                  9.       ADJUSTMENTS UPON CHANGES IN STOCK

                           If the outstanding shares of the Common Stock of the
Company are increased, decreased or changed into, or exchanged for, a different number or kind of shares or securities of the Company, without receipt of consideration by the Company, through reorganization, merger, recapitalization, reclassification, stock split, stock dividend, stock consolidation or otherwise, an appropriate and proportionate adjustment shall be made in the number and kind of shares as to which options may be granted. A corresponding adjustment changing the number or kind of shares and the exercise price per share allocated to unexercised options, or portions thereof, which shall have been granted prior to any such change shall likewise be made. Any such adjustment, however, in an outstanding option shall be made without change

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in the total price applicable to the unexercised portion of the option but with a corresponding adjustment in the price for each share subject to the option. Adjustments under this section shall be made by the Board or the Committee whose determination as to what adjustments shall be made, and the extent thereof, shall be final and conclusive. No fractional shares of Common Stock shall be issued under the Plan on account of any such adjustment.

                  10.      TRIGGERING EVENTS

                           Not less than thirty (30) days prior to the
dissolution or liquidation of the Company, or a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company will not be the surviving or resulting corporation, or a sale of substantially all the assets of the Company to another person, or a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property (a "Triggering Event"), the Board or the Committee shall notify each optionee of the pendency of the Triggering Event. Upon delivery of such notice, any option granted prior to the Triggering Event shall be, notwithstanding the provisions of paragraph 5 hereof, exercisable in full and not only as to those shares with respect to which installments, if any, have then accrued, subject, however, to earlier expiration or termination as provided elsewhere in the Plan and subject to the consummation of the Triggering Event. Upon the effective date of the Triggering Event, the Plan and any option or portion thereof not exercised shall terminate, unless provision is made in connection with the Triggering Event for the assumption of options theretofore granted, or substitution for such options of new options covering stock of a successor employer corporation or a parent or subsidiary corporation thereof, solely at the option of such successor corporation or parent or subsidiary corporation with appropriate adjustments as to number and kind of shares and prices.

                  11.      AMENDMENT OF THE PLAN

                           The Board at any time, and from time to time, may
amend the Plan. However, except as provided in paragraph 9 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the vote of a majority of the outstanding shares of the Company entitled to vote or by the unanimous written consent of the holders of all outstanding shares of the Company entitled to vote, within twelve (12) months before or after the adoption of the amendment, if the amendment will:

                           (a) Increase the number of shares reserved for
issuance under the Plan;

                           (b) Materially modify the requirements as to
eligibility for participation in the Plan; or

                           (c) Materially increase the benefits accruing to
participants under the Plan;

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provided, however, that approval at a meeting or by written consent may be obtained by a lesser degree of shareholder approval if the Board determines, in its discretion after consultation with the Company's legal counsel, that such lesser degree of shareholder approval will comply with all applicable laws and will not adversely affect the qualification of the Plan under Section 422 of the Code.

The Board, in its sole discretion, may amend the Plan in any respect the Board deems necessary or advisable to provide optionees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to incentive stock options or to bring the Plan or options granted under it into compliance therewith.

                  12.      TERMINATION OR SUSPENSION OF THE PLAN

                           (a) The Board may suspend or terminate the Plan at
any time. Unless sooner terminated, the Plan shall terminate at the end of the day immediately preceding the tenth anniversary of the Effective Date (as defined in paragraph 13) of the Plan. No options may be granted under the Plan while the Plan is suspended or after it is terminated.

                           (b) Rights and obligations under any option granted
pursuant to the Plan, while the Plan is in effect, shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the option was granted.

                  13.      EFFECTIVE DATE OF PLAN

                           The Plan (as amended and restated herein) shall
become effective on June 12, 1996 (the "Effective Date"), but no options granted under the Plan after the Effective Date shall be exercised unless and until the Plan has been approved by the vote of the holders of a majority of the outstanding shares of the Company entitled to vote or by the unanimous written consent of the holders of all of the outstanding shares of the Company entitled to vote, and, if required, an appropriate permit has been issued by the appropriate state securities authorities and approval has been obtained from the appropriate federal or state regulatory authorities.

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